UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2001 (February 22, 2001)

SAMSONITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018

(Address of principal executive offices)		(Zip Code)

(303) 373-2000

Registrant's telephone number, including area code:

N/A

(Former name or former address, if changed since last report)

ITEM 5. Other Events

On February 22, 2001, the Registrant issued the press release filed herewith as Exhibit 99.1, which is incorporated herein by reference. The press release discloses restructuring initiatives the Company is executing with respect to its U.S. manufacturing operations, U.S. sales force, and the closing of some retail outlet centers.

In connection with these restructuring initiatives, the Company obtained an amendment to its senior bank credit facility. Among other things, the amendment provides for allowances for charges and expenses incurred in connection with the restructuring initiatives in the calculation of its financial covenants, adjusted financial covenants, and a reduction of the total multicurrency commitment under the facility from $100 million to $70 million.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Samsonite Corporation on February 22, 2001.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

by:	/s/ Richard H. Wiley

Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary

Date: February 23, 2001